EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2002 Stock Option Plan, as amended, 1996 Non-Employee Directors Stock Option Plan, as amended, and the Individual Non-Statutory Stock Option Agreements of Protein Polymer Technologies, Inc., of our report dated February 8, 2001, with respect to the 2000 financial statements of Protein Polymer Technologies, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.



                                                 /s/ ERNST & YOUNG LLP

San Diego, California
June 3, 2003